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CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-66203 of Morgan Stanley International Fund, formerly Morgan Stanley Dean Witter International Fund, on Form N-1A of our report dated December 13, 2001, incorporated by reference in the Prospectus and appearing in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.

Deloitte & Touche LLP
New York, New York
December 26, 2001